UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2007
Date of Report (Date of earliest event reported)

CELLCYTE GENETICS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52238	86-1127046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Carillon Point, Kirkland, Washington	98033
(Address of principal executive offices)	(Zip Code)

(425) 576-4106
(Registrant's telephone number, including area code)

470 Granville Street, Vancouver, British Columbia, Canada, V6C 1V5
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01          Entry into a Material Definitive Agreement

CellCyte Genetics Corporation ("we", "us", "our" or the "Company") has entered into employment agreements with each of Gary A. Reys, our Chief Executive Officer, and Dr. Ronald Berninger, our Executive Vice President and Chief Scientific Officer. We have also entered into a CEO Award Agreement with Mr. Reys. The following summary of each such agreement is not complete and is qualified in its entirety by reference to each such agreement; a copy of each such agreement having been filed as an exhibit to this Current Report on Form 8-K.

We have entered into an Employment Agreement with Gary A. Reys dated June 1, 2007, pursuant to which Mr. Reys has agreed to serve as our Chairman, Chief Executive Officer and President for a period of five years, provided, however, that starting with the second anniversary of the date of the agreement, the agreement shall be extended under a daily three year "evergreen" feature such that the remaining term of his employment will always be at least three years. In consideration for his services, we have agreed to pay Mr. Reys an annual salary of $350,000, provided, however, that effective upon our reaching an aggregate funding of $15,000,000, Mr. Reys' base salary will be increased to $425,000 per year. In addition, Mr. Reys is entitled to reasonable housing and living expenses if he is required to maintain a resident apart from his permanent residence and we have also agreed to lease an automobile for Mr. Reys. Mr. Reys is also entitled to participate in employee benefit plans maintained by us, including group medical, dental, vision, disability, life insurance and flexible spending account plans. If Mr. Reys' employment with us terminates other than voluntarily or for Cause (as defined in the agreement) and he signs and does not revoke a standard release of claims with us, then Mr. Reys shall have the option of receiving continuing payments of his current salary plus any payments equal to his most recent annual performance bonus for a period of 36 months from the date of such termination (or a lump sum representing such salary continuation and bonus) and all of his unvested stock options shall become fully vested at the time of the termination and shall have an exercise period of 24 months from the date of termination. If Mr. Reys' employment with us terminates voluntarily or for Cause, then all unexercised and vested options terminate immediately and all payments of compensation by us to him will terminate immediately (except as to amounts already earned) and Mr. Reys will only be eligible for severance benefits in accordance with our established policies as in effect at that time. If, within 12 months following a Change of Control (as defined in the agreement), Mr. Reys' employment with us is subject to voluntarily or Involuntarily Termination (as defined in the agreement) or we terminate his employment other than for Cause, then he shall receive severance as if he were terminated other than voluntarily or for Cause.

We have entered into an Employment Agreement with Dr. Ronald Berninger dated June 1, 2007, pursuant to which Dr. Berninger has agreed to serve as Executive Vice President and Chief Scientific Officer for a period of five years, provided, however, that starting with the second anniversary of the date of the agreement, the agreement shall be extended under a daily three year "evergreen" feature such that the remaining term of his employment will always be at least three years. In consideration for his services, we have agreed to pay Dr. Berninger an annual salary of $205,000, provided, however, that effective upon our successfully completing Phase I clinical trials, Dr. Berninger's base salary will be increased to $225,000 per year. In addition, Dr. Berninger is entitled to reasonable housing and living expenses if he is required to maintain a resident apart from his permanent residence. Dr. Berninger is also entitled to participate in employee benefit plans maintained by us, including group medical, dental, vision, disability, life insurance and flexible spending account plans. If Dr. Berninger's employment with us terminates other than voluntarily or for Cause (as defined in the agreement) and he signs and does not revoke a standard release of claims with us, then Dr. Berninger shall have the option of receiving continuing payments of his current salary plus any payments equal to his most recent annual performance bonus for a period of 36 months from the date of such termination (or a lump sum representing such salary continuation and bonus) and all of his unvested stock options shall become fully vested at the time of the termination and shall have an exercise period of 24 months from the date of termination. If Dr. Berninger's employment with us terminates voluntarily or for Cause, then all unexercised and vested options will terminate immediately and all payments of compensation by us to him will terminate immediately (except as to amounts already earned) and Dr. Berninger will only be eligible for severance benefits in accordance with our established policies as in effect at that time. If, within 12 months following a Change of Control (as defined in the agreement), Dr. Berninger's employment with us is subject to voluntarily or Involuntarily Termination (as defined in the agreement) or we terminate his employment other than for Cause, then he shall receive severance as if he were terminated other than voluntarily or for Cause.

On June 1, 2007, we also entered into a CEO Award Agreement with Mr. Reys. The purpose of the agreement is to specify how incentive compensation payments shall be calculated in connection with the satisfactory implementation of our business plan moving forward by Mr. Reys. Under the agreement it has presently been determined by our Board of Directors that the following items shall be in place in sufficient form and magnitude so as to allow our company and Mr. Reys to satisfactorily perform all of the activities required by our present and proposed business plan: (i) staffing, (ii) facilities, (iii) equipment, (iv) financing and (v) schedules. Our Board of Directors will make an independent assessment of Mr. Reys' performance relative to these categories of our business plan; and the Board will assign a score between 0 and 30 reflecting the degree to which each category has been implemented by Mr. Reys. This score will be used to determine the actual award to be paid to Mr. Reys. The target award is presently $750,000 in cash and the actual award will be calculated by multiplying the target award by the percentage score achieved by Mr. Reys. The award is to be paid as soon as practicable following the completion of each stage of our business plan, and at present the Board is considering its first assessment of Mr. Reys' performance under its business plan in the fall of this year. As certain portions of the company's present business model, under which this agreement is framed, are still to be finalized and are, to some extent, confidential, and as the assessment process is expected to be undertaken by the Board on a reasonably formulaic basis, our present business plan under this agreement is not being provided by the company and will not be disclosed until after the Board undertakes and completes its first assessment of our CEO under this agreement.

Item 9.01          Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired

Not applicable.

(b)       Pro forma Financial Information

Not applicable.

(c)       Shell Company Transaction

Not applicable.

(d)       Exhibits
Exhibit	Description
10.1	Employment Agreement between the Company and Gary A. Reys dated June 1, 2007.
10.2	Employment Agreement between the Company and Dr. Ronald Berninger dated June 1, 2007.
10.3	CEO Award Agreement between the Company and Gary A. Reys dated June 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CELLCYTE GENETICS CORPORATION
Date: June 5, 2007.	By:	/s/ "Gary A. Reys" Gary A. Reys President, Chief Executive Officer and a director

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